Exhibit 23.4
ENGINEER’S CONSENT
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679 and 333-127630) on Form S-8, and the Registration Statement (File No. 333-156025) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2008 annual report on Form 10-K of Devon Energy Corporation.

AJM Petroleum Consultants
By:	/s/ Robin G. Bertram
Robin G. Bertram, P.Eng.

February 27, 2009